Exhibit 10.8

A-1
PACKAGING CORPORATION OF AMERICA

AMENDED AND RESTATED
1999 LONG‑TERM EQUITY INCENTIVE PLAN
as adopted May 1, 2013 and amended December 13, 2016

1.	Purpose.
This plan shall be known as the Packaging Corporation of America Amended and Restated 1999 Long‑Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long‑term growth and profitability of Packaging Corporation of America (the “Company”) and its Subsidiaries by (a) providing Eligible Individuals (as described herein) with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.

2.	Definitions.

(a)	“Award” means any award granted under the Plan in accordance with the terms hereof.

(b)	“Board” mean the board of directors of the Company.

(c)	“Cash Incentive Award” has the meaning set forth in Section 7(b).

(d)	“Cause” means, unless otherwise provided by the Committee, the occurrence of one or more of the following events:

(i)
a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries;

(ii)
any act or acts of disloyalty, misconduct or moral turpitude by a Participant injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or conviction of a Participant of a crime the commission of which results in injury to the Company or its Subsidiaries; or

(iii)
a Participant’s failure or inability (other than by reason of his or her permanent disability) to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the Board.

(e)	“Change in Control” means the occurrence of one of the following events:

(iv)
if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(v)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two‑thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(vi)
consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(vii)	consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)
“Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board; provided, however, that the Committee with respect to Awards to Non-Employee Directors shall be the Board. Notwithstanding the foregoing (other than the proviso applicable to Non-Employee Directors), (i) as long as the Company is subject to Section 16 of the Exchange Act, the Committee for purpose of the Plan shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements, and (ii) any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and applicable regulations.

(h)
“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(i)
“Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full‑time or part‑time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(j)
“Disability” means, except as otherwise provided by the Committee, a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company disability plan. "Disability" means, except as otherwise provided by the Committee, the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his position for the Company and its Subsidiaries, which condition is expected to be permanent; provided, however, that in the case of a Non-Employee Director, "Disability" means an injury or illness which, as determined by the Committee, renders the Participant unable to serve as a director of the Company.

(k)	“Effective Date” has the meaning set forth in Section 17.

(l)
“Eligible Individual” means any directors, officer or employee of the Company or any Subsidiary, any individual who perform services for the Company or any Subsidiary, or any individual for whom an offer of employment has been extended by the Company and its Subsidiaries; provided, however, that an Award to a person to whom an offer of employment has been extended shall not be effective until such individual begins to provide services to the Company or any Subsidiary.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Exempt Person” means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(o)	“Exercise Price” has the meaning set forth in Section 6(a).

(p)	“Expiration Date” has the meaning set forth in Section 6(c).

(q)	“Family Member” has the meaning given to such term in General Instruction A.1(a)(5) to Form S‑8 under the Securities Act of 1933, as amended, and any successor thereto.

(r)
“Fair Market Value” of a share of Common Stock means, as of the date in question, the officially‑quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair market value of the Common Stock determined in good faith by the Board; provided, however, that when Shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any Shares used to pay the Exercise Price and applicable withholding taxes and to compute the withholding taxes.

(s)	“Full Value Award” has the meaning set forth in Section 7(a).

(t)	“Good Reason” means, unless otherwise provided by the Committee, the occurrence of one or more of the following events:

(viii)	a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control; or

(ix)
a material reduction in the Participant’s annual base salary and target bonus, if any, or, in the case of a Participant who is a Non-Employee Director, the Participant’s annual compensation, as in effect immediately prior to the Change in Control.

A Participant’s Termination Date shall not be considered to be on account of Good Reason unless, within 30 days after the occurrence of an event described above, the Participant notifies the Company that the event has occurred, the Company has not remedied the event or condition by the 30th day following the date of such notice and the Participant terminates employment within 30 days following the expiration of the Company’s 30 day cure period.

(u)	“Incentive Stock Option” means an Option conforming to the requirements of Section 422 of the Code and any successor thereto.

(v)	“Non‑Employee Director” has the meaning given to such term in Rule 16b‑3 under the Exchange Act and any successor thereto.

(w)	“Non‑Qualified Stock Option” means any Option other than an Incentive Stock Option.

(x)
“Option” means the grant of an Award under the Plan that entitles the Participant to purchase Shares at an Exercise Price established by the Committee at the time of grant. Options may be either Incentive Stock Options or Non-Qualified Stock Options, as determined by the Committee; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(y)	“Participant” means any person to whom an Award is granted under the Plan.

(z)	“Performance-Based Compensation” has the meaning specified in Section 8.

(aa)
"Performance Criteria" means performance targets based on one or more of the following criteria (i) earnings including pre-tax income or after-tax income, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or book value per share or net earnings; (ii) earnings per share (basic or diluted); (iii) operating profit; (iv) revenue, revenue growth or rate of revenue growth; (v) return on assets (gross or net), return on investment, return on capital (including return on total capital or return on invested capital), or return on equity; (vi) returns on sales or revenues; (vii) operating expenses; (viii) stock price appreciation or total shareholder return; (ix) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (x) implementation or completion of critical projects or processes; (xi) economic profit; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin (including any of the earnings measures described in clause (i) above as a percentage of revenues); (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xvii) improvement in or attainment of expense levels or working capital levels; or (xviii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company or any Subsidiary, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events and the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings.

(ab)	“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment or service on retirement with the approval of the Committee.

(ac)	“Share” has the meaning specified in Section 4(a).

(ad)
“SAR” means an Award granted under the Plan that entitles the Participant to receive that number of Shares having a Fair Market Value equal to the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise, over (ii) an Exercise Price established by the Committee at the time of grant.

(ae)
“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company; provided, however, that for purpose of Incentive Stock Options, a “Subsidiary” will be limited to a corporation that is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(af)
“Substitute Award” means an Award of Shares issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under Section 6(e).

(ag)
“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Subsidiaries and ceases to perform material services for the Company and the Subsidiaries, regardless of the reason for the cessation; provided, however, that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Subsidiary which was the recipient of the Participant’s services; and provided further that with respect to a Non-Employee Directors, “Termination Date” means the date on which the Non-Employee Director’s service as a Non-Employee Director terminates for any reason. The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

3.	Administration.

(a)
Administration Generally. The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board.

(b)
Rights and Powers of Committee. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time, form and substance of Awards made under the Plan to each Participant, and the terms, conditions, performance targets, restrictions and other provisions applicable to any Award, (iii) certify that the conditions and restrictions applicable to any Award have been met, (iv) modify the terms of, cancel or suspend Awards made under the Plan, (v) conclusively interpret the Plan and Awards made thereunder, (vi) accelerate the vesting or exercisability of any Award, (vii) make any adjustments necessary or desirable in connection with Awards made under the Plan to Eligible Individuals located outside the United States, and (viii) adopt, amend, or rescind such rules and regulations relating the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to and make such all determinations, for carrying out the Plan as it may deem appropriate. Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements for Performance-Based Compensation, and to take such actions, establish such procedures and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Section 409A of the Code, the Plan and the Awards comply with the requirements of Section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Section 409A.

(c)
Decisions Binding. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading.

(d)
Delegation. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(e)
Furnishing of Information. The Company and its Subsidiaries shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an individual’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

(f)
Liability of Committee Members. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

(g)
Expenses and Funding. The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan.

4.	Shares Reserved and Limitations.

(a)
Generally. Subject to adjustments as provided in Section 4(d), an aggregate of [10,550,000] shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. Substitute Awards shall not reduce the number of Shares that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to Section 4(b).

(b)	Limitations.

(i)
Incentive Stock Options. Subject to the terms and conditions of the Plan, the maximum number of Shares that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be [10,550,000]; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(ii)
Limits on Options and SARs. The maximum number of Shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 6 (relating to Options and SARs) shall not exceed 400,000. For purposes of this Section 4(b)(ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 4(b)(ii).

(iii)
Limits on Full Value Awards. For Full Value Awards that are intended to be Performance-Based Compensation, no more than 400,000 Shares may be delivered pursuant to such Awards granted to any one Participant during any one calendar‑year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this Section 4(b)(iii) shall be subject to the following:

(A)
If the Awards are denominated in Shares but an equivalent amount of cash is delivered in lieu of delivery of Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Shares into cash.

(B)
If delivery of Shares or cash is deferred until after the Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded.

(iv)
Limits on Cash Incentive Awards. For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve month performance period shall equal $5,500,000.00 (pro rated for performance periods that are greater or lesser than twelve months); provided that Awards described in this Section 4(b)(iv), shall be subject to the following:

(A)
If the Awards are denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Common Stock.

(B)
If delivery of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(c)	Form of Award. To the extent provided by the Committee, any Award may be settled in cash rather than in Shares.

(d)
Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall, in its sole discretion (i) adjust in the number and kind of shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4(a) and 4(b), including number of shares that may be delivered to an individual during any specified time as described in Section 4(b)), (ii) adjust the number and kind of shares or other property subject to outstanding Awards under the Plan, (iii) adjust the Exercise Price of outstanding Options and SARs, and (iv) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price (or for no consideration if the Exercise Price exceeds the value of the Shares); provided, however, that the Committee shall not be required to make any adjustment that would (I) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an award thereunder) in a Participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (II) cause any award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Awards that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (1) canceled in exchange for cash or other property or (2) assumed by the surviving or continuing corporation

5.	Participation.
Participation in the Plan shall be limited to Eligible Individuals. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those person who will be granted one or more Awards under the Plan. Subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the Plan and more than one Award may be granted to a Participant. Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Eligible Individuals under the Plan, whether or not such individuals are similarly situated. A grant of any Award an Eligible Individual shall neither guarantee nor preclude a further grant of that or any other type to such Eligible Individual in that year or subsequent years.

6.	Options and SARs.
The Committee may from time to time grant to Eligible Individuals Options and/or SARs (or a combination thereof). The Award granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a)
Exercise Price. The “Exercise Price” per Share of an Option or SAR shall be established at the time of grant; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant (or, if greater, par value). In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price

may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)
Exercise and Vesting. The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan. No Option or SAR may be exercised prior to the date on which it is exercisable (or vested) or after the Expiration Date thereof and no SAR may be exercised unless, on the date of exercise, the Fair Market Value of a Share exceeds the Exercise Price.

(i)	Special Exercise Rules. Unless otherwise provided by the Committee:

(A)	If a Participant’s Termination Date occurs due to death or Disability, all of the Participant’s Options and SARs shall become fully vested and exercisable as of the Participant’s Termination Date.

(B)
If there is a Change in Control of the Company and a Participant’s Termination Date occurs on or within one year after such Change in Control by reason of termination by the Participant for Good Reason or by Company other than for Cause, all of the Participant’s Options and SARs shall become fully vested and exercisable upon the Termination Date.

(C)
If a Participant’s Termination Date occurs for any reason other than death or Disability (including Retirement) or by reason of a termination on or following a Change in Control as described in Section 6(b)(i)(B)), all of the Participant’s Options and SARs that were not exercisable on the Termination Date shall be forfeited immediately upon the Termination Date.

(ii)
Method of Exercise. Options may be exercised, in whole or in part, upon payment of the Exercise Price of the Shares to be acquired in accordance with procedures established by the Committee. An SAR shall be exercised upon notification by the Participant to the Company in accordance with procedures established by the Committee; provided, however, that all SARs will be exercised automatically on the last day prior to the Expiration Date of the SAR so long as the Fair Market Value of a Share on that date exceeds the Exercise Price of the SAR.

(iii)
Payment of Exercise Price. Subject to the following provisions of this Section 6(b)(iii), the full Exercise Price of each Share purchased upon exercise of an Option shall be paid at the time of exercise. Payment of the Exercise Price shall be made (A) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (B) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price payable with respect to the Options’ exercise, (C) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (D) by any combination of the foregoing.

(iv)
Payment of Exercise Price with Shares. In the event a Participant elects to pay the Exercise Price payable with respect to an Option pursuant to Section 6(b)(iii)(B) above (relating to delivery of Common Stock), (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) the Participant must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (I) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (II) direction to the Participant’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised (plus any applicable taxes).

(c)
Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that unless determined otherwise by the Committee, the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of:

(i)	the ten-year anniversary of the date on which the Option or SAR is granted;

(ii)	if the Participant’s Termination Date occurs by reason of death or Disability, 180 days after the Termination Date;

(iii)
if the Participant’s Termination Date occurs on or within one year following a Change in Control by reason of termination by the Participant for Good Reason or by the Company for reasons other than for Cause, the first anniversary of the Termination Date;

(iv)
if the Participant’s Termination Date occurs by reason of Retirement or for any reason other than death, Disability or termination for Cause, 90 days after the Termination Date provided that the Participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee; and

(v)	if the Participant’s Termination Date occurs for reasons of Cause, the day preceding the Termination Date.
In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Common Stock is listed).

(d)
Limitations on Incentive Stock Options. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)
No Repricing. Except for either adjustments pursuant to Section 4(d) (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

7.	Full Value Awards.

(a)	Definitions.

(i)
Full Value Award. A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Such grants may be subject to one or more of the following, as determined by the Committee:

(A)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(B)	The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

(C)
The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

(ii)
Cash Incentive Award. A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

(b)
Special Vesting Rules. Except for (i) awards granted in lieu of other compensation, and (ii) grants that are a form of payment of earned performance awards or other incentive compensation, if an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with Company or the Subsidiaries, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination, Retirement or in connection with a Change in Control).

8.	Performance-Based Compensation.
The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as "Performance-Based Compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. To the extent required by Section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)
Establishment of Performance Targets. The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria.

(b)
Committee Certification Required. A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 8(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)
Termination Prior to End of Performance Period. If a Participant's employment terminates because of death or Disability, or if a Change in Control occurs prior to the Participant's Termination Date, the Participant's Full Value Award or Cash Incentive Award may, to the extent provided by the Committee, become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

Nothing in this Section 8 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Subsidiary from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 8 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

9.	Withholding Taxes.
All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through (a) cash payment by the Participant, or (b) the surrender of shares of Common Stock which the Participant already owns or the surrender of shares to which a Participant is otherwise entitled under the Plan; provided, however, that (i) the amount withheld in the form of shares of Common Stock under this Section 9 may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the Participant, (ii) in no event shall the Participant be permitted to elect less than the minimum statutory withholding obligation, and (iii) in no event shall the Participant be permitted to elect to have an amount withheld in the form of shares of Common Stock pursuant to this Section 9 that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.” The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

10.	Written Agreement.
Unless the Committee determines otherwise, each Participant shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

11.	Transferability.
Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an Option may be exercised only by the Participant; by his or her Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 11, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original Participant.

12.	Listing, Registration, Restrictions and Certification.
If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised or settled, in whole or in part, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed.

13.	Liability for Cash Payments.
Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

14.	Notices.
Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Subsidiary, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

15.	Form and Time of Elections.
Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

16.	Amendment and Termination of the Plan.
The Board or the Committee may amend or terminate the Plan at any time, and the Committee may amend any Award; provided, however that, no amendment or termination may, in the absence of consent to the change by the affected Participant (or Beneficiary, if applicable), adversely affect the rights of any Participant (or Beneficiary) under any Award granted under the Plan prior to such amendment or termination is adopted; and provided, further that, adjustments pursuant to Section 4(d) (relating to adjustment of shares) shall not be subject to the foregoing limitations of this Section 16. Notwithstanding the foregoing, the provisions of Section 6(e)(relating to repricing) cannot be amended without the approval of the Company’s stockholders and no other amendment shall be made to the Plan without the approval of the Company’s stockholders if such amendment is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of the Company that to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Section 409A of the Code, the Plan and the Awards comply with the requirements of Section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to Section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

17.	Effective Date and Termination Date.
The original date of commencement of the Plan was October 19, 1999. The Plan has been amended from time thereafter and this amendment and restatement of the Plan shall be effective as of the date that it is approved by the stockholders of the Company (the “Effective Date”). The Plan shall be of unlimited duration, and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid; provided, however, no new Awards will be made under the Plan after the tenth anniversary of the Effective Date.

18.	Severability.
Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

19.	Governing Law.
The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.